Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2019 RESULTS

- Announces Quarterly Cash Dividend of $0.05 Per Share –

SANTA MONICA, CALIFORNIA, November 7, 2019 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2019.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 12. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Net revenue	$68,816	$74,575	(8)%	$202,737	$215,742	(6)%
Cost of revenue - digital media (1)	9,942	13,240	(25)%	26,443	35,249	(25)%
Operating expenses (2)	43,264	44,092	(2)%	129,208	132,209	(2)%
Corporate expenses (3)	6,785	6,913	(2)%	20,180	19,154	5%
Foreign currency (gain) loss	927	335	177%	977	531	84%

Consolidated adjusted EBITDA (4)	9,142	11,299	(19)%	29,778	33,102	(10)%

Free cash flow (5)	$326	$2,214	(85)%	$3,479	$12,764	(73)%

Net income (loss)	$(12,217)	$2,215	*	$(27,072)	$5,248	*

Net income per share, basic and diluted	$(0.14)	$0.02	*	$(0.32)	$0.06	*

Weighted average common shares outstanding, basic	84,765,694	88,852,342		85,404,250	89,371,750
Weighted average common shares outstanding, diluted	84,765,694	90,122,425		85,404,250	90,574,663

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

For purposes of presentation in this table, the operating expenses line item includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.1 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended September 30, 2019 and 2018, respectively, and $0.3 million and $0.4 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2019 and 2018, respectively. Also for purposes of presentation in this table, the operating expenses line item does not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)

Corporate expenses include $0.7 million and $1.1 million of non-cash stock-based compensation for the three-month periods ended September 30, 2019 and 2018, respectively, and $2.1 million and $3.3 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2019 and 2018, respectively.

Entravision Communications

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, FCC reimbursement for broadcast television repack and revenue from FCC auction for broadcast spectrum less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our third quarter results were impacted by declines in our radio and digital segments compared to the prior year. However, our television segment did remain constant due to increases in revenue from spectrum usage rights and retransmission consent revenue. We continue to maintain a solid balance sheet and return capital to our shareholders through our share repurchase program and dividend. Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, as we execute our multiplatform strategy to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.3 million. The quarterly dividend will be payable on December 31, 2019 to shareholders of record as of the close of business on December 16, 2019, and the common stock will trade ex-dividend on December 13, 2019. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Goodwill and Intangible Assets Impairment

The Company recorded an impairment charge of $5.3 million related to goodwill as a result of an appraisal recently conducted on its digital reporting unit. Due to lower than anticipated performance of its digital reporting unit, and updated internal forecasts of future performance of its digital reporting unit, the Company determined that triggering events had occurred during the third quarter of 2019 that required interim impairment assessment for its digital reporting unit. This impairment charge is in addition to an impairment charge on its digital reporting unit incurred in the second quarter of 2019.

The Company also recorded an impairment charge of $3.5 million related to indefinite life intangible assets as a result of an appraisal recently conducted on one of its television broadcast licenses. During the third quarter, as a result of changes in regulations in Mexico, the Company was required to prepay the license fees for its Mexico broadcast licenses for a period of 20 years. The Company elected not to make the required prepayment for station XHRIO-TV serving the Matamoros/Harlingen-Weslaco-Brownsville-McAllen market before the deadline to make such prepayment. As a result, the Company currently expects to stop broadcasting on this station at the end of the current license term, which expires on December 31, 2021.  As such, the Company determined that triggering events had occurred during the third quarter of 2019 that required an interim impairment assessment for this broadcast license.

Entravision Communications

Financial Results

Three-Month period ended September 30, 2019 Compared to Three-Month Period Ended

September 30, 2018

(Unaudited)

	Three-Month Period
	Ended September 30,
	2019	2018	% Change
Net revenue	$68,816	$74,575	(8)%
Cost of revenue - digital media (1)	9,942	13,240	(25)%
Operating expenses (1)	43,264	44,092	(2)%
Corporate expenses (1)	6,785	6,913	(2)%
Depreciation and amortization	4,190	4,094	2%
Change in fair value contingent consideration	-	(114)	(100)%
Impairment charge	9,075	-	*
Foreign currency (gain) loss	927	335	177%
Other operating (gain) loss	(1,572)	(327)	381%

Operating income (loss)	(3,795)	6,342	*
Interest expense, net	(2,712)	(3,062)	(11)%
Dividend income	241	457	(47)%

Income (loss) before income taxes	(6,266)	3,737	*

Income tax benefit (expense)	(5,920)	(1,443)	310%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(12,186)	2,294	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	(31)	(79)	(61)%
Net income (loss)	$(12,217)	$2,215	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $68.8 million for the three-month period ended September 30, 2019 from $74.6 million for the three-month period ended September 30, 2018, a decrease of $5.8 million. Of the overall decrease, approximately $4.8 million was attributable to our digital segment and was primarily due to declines in both international and domestic revenue.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to automated self-service platforms, referred to in our industry as programmatic revenue. Additionally, approximately $1.0 million of the overall decrease was attributable to our radio segment and was primarily due to a decrease in national advertising revenue, as a result in part of ratings declines and changing demographic preferences of audiences, as well as the absence of revenue from the 2018 FIFA World Cup revenue in 2019 compared to 2018 and a decrease in political advertising revenue, which has not been material in 2019. Revenue in our television segment remained constant with increases in revenue from spectrum usage rights and retransmission consent revenue, partially offset by a decrease in local advertising revenue, as a result in part of ratings declines and changing demographic preferences of audiences. Additionally, there is a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media. The increases in revenue from spectrum usage rights and retransmission consent revenue were also partially offset by a decrease in political advertising revenue, which has not been material in 2019.

Cost of revenue in our digital segment decreased to $9.9 million for the three-month period ended September 30, 2019 from $13.2 million for the three-month period ended September 30, 2018, a decrease of $3.3 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment and a strategic shift in our digital business designed to focus on generating revenue with lower associated costs to produce higher margins.

Operating expenses decreased to $43.3 million for the three-month period ended September 30, 2019 from $44.1 million for the three-month period ended September 30, 2018, a decrease of $0.8 million. The decrease was primarily due to the decrease in expenses associated with the decrease in revenue and a decrease in salary expense, partially offset by an increase in severance expense in our radio segment and an increase in fees due to networks related to retransmission consent agreements in our television segment.

Corporate expenses decreased to $6.8 million for the three-month period ended September 30, 2019 from $6.9 million for the three-month period ended September 30, 2018, a decrease of $0.1 million. The decrease was primarily due to a decrease in non-cash stock-based compensation.

Entravision Communications

Impairment charge related to goodwill in our digital reporting unit was $5.3 million for the three-month period ended September 30, 2019. Impairment charge related to indefinite life intangible assets in our television reporting unit was $3.5 million for the three-month period ended September 30, 2019. These write-downs were made pursuant to Accounting Standards Codification (ASC) 350, Intangibles – Goodwill and Other, which requires that goodwill and certain intangible assets be tested for impairment at least annually, or more frequently if events or changes in circumstances indicate the assets might be impaired. We also recorded an impairment charge of $0.2 million to reflect the fair market value of our assets held for sale.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the U.S., primarily related to our Headway business. As a result, we have operating expense, attributable to foreign currency loss, that is primarily related to the operations related to our Headway business. We had foreign currency loss of $0.9 million for the three-month period ended September 30, 2019 compared to a foreign currency loss of $0.3 million for the three-month period ended September 30, 2018. Foreign currency loss was primarily due to currency fluctuations that affected our digital segment operations located outside the United States, primarily related to our Headway business.

Entravision Communications

Nine-Month Period Ended September 30, 2019 Compared to Nine-Month Period Ended

September 30, 2018

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2019	2018	% Change
Net revenue	$202,737	$215,742	(6)%
Cost of revenue - digital media (1)	26,443	35,249	(25)%
Operating expenses (1)	129,208	132,209	(2)%
Corporate expenses (1)	20,180	19,154	5%
Depreciation and amortization	12,412	12,052	3%
Change in fair value contingent consideration	(2,376)	1,073	*
Impairment charge	31,443	-	*
Foreign currency (gain) loss	977	531	84%
Other operating (gain) loss	(5,165)	(622)	730%

Operating income (loss)	(10,385)	16,096	*
Interest expense, net	(7,980)	(8,509)	(6)%
Dividend income	747	1,002	(25)%

Income (loss) before income taxes	(17,618)	8,589	*

Income tax benefit (expense)	(9,265)	(3,164)	193%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(26,883)	5,425	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	(189)	(177)	7%
Net income (loss)	$(27,072)	$5,248	*
(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $202.7 million for the nine-month period ended September 30, 2019 from $215.7 million for the nine-month period ended September 30, 2018, a decrease of $13.0 million. Of the overall decrease, approximately $12.3 million was attributable to our digital segment and was primarily due to declines in both international and domestic revenue.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to programmatic revenue. Additionally, approximately $6.0 million of the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, as a result in part of ratings declines and changing demographic preferences of audiences as well as the absence of revenue from the 2018 FIFA World Cup revenue in 2019 compared to 2018 and a decrease in political advertising revenue, which has not been material in 2019. The overall decrease in revenue was partially offset by an increase in our television segment of approximately $5.3 million and was primarily due to increases in revenue from spectrum usage rights and retransmission consent revenue, partially offset by a decrease in local advertising revenue, as a result in part of ratings declines and changing demographic preferences of audiences and a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media. The increase in revenue in our television segment was also partially offset by a decrease in political advertising revenue, which has not been material in 2019.

Cost of revenue in our digital segment decreased to $26.4 million for the nine-month period ended September 30, 2019 from $35.2 million for the nine-month period ended September 30, 2018, a decrease of $8.8 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment and a strategic shift in our digital business designed to focus on generating revenue with lower associated costs to produce higher margins.

Operating expenses decreased to $129.2 million for the nine-month period ended September 30, 2019 from $132.2 million for the nine-month period ended September 30, 2018, a decrease of $3.0 million. The decrease was primarily due to the decrease in expenses associated with the decrease in revenue and a decrease in salary expense, partially offset by an increase in severance expense in our digital and radio segments and an increase in fees due to networks related to retransmission consent agreements in our television segment.

Entravision Communications

Corporate expenses increased to $20.2 million for the nine-month period ended September 30, 2019 from $19.2 million for the nine-month period ended September 30, 2018, an increase of $1.0 million. The increase was primarily due to an increase in audit fees that we incurred in connection with the audit of our 2018 financial statements, partially offset by a decrease in non-cash stock-based compensation.

Impairment charge related to goodwill in our digital reporting unit was $27.7 million for the nine-month period ended September 30, 2019. Impairment charge related to indefinite life intangible assets in our television reporting unit was $3.5 million for the nine-month period ended September 30, 2019. These write-downs were made pursuant to Accounting Standards Codification (ASC) 350, Intangibles – Goodwill and Other, which requires that goodwill and certain intangible assets be tested for impairment at least annually, or more frequently if events or changes in circumstances indicate the assets might be impaired. We also recorded an impairment charge of $0.2 million to reflect the fair market value of our assets held for sale.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the U.S., primarily related to our Headway business. As a result, we have operating expense, attributable to foreign currency loss, that is primarily related to the operations related to our Headway business. We had foreign currency loss of $1.0 million for the nine-month period ended September 30, 2019 compared to a foreign currency loss of $0.5 million for the nine-month period ended September 30, 2018. Foreign currency loss was primarily due to currency fluctuations that affected our digital segment operations located outside the United States, primarily related to our Headway business.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Net Revenue
Television	$36,421	$36,361	0%	$112,745	$107,383	5%
Radio	14,783	15,783	(6)%	41,104	47,126	(13)%
Digital	17,612	22,431	(21)%	48,888	61,233	(20)%
Total	$68,816	$74,575	(8)%	$202,737	$215,742	(6)%

Cost of Revenue - digital media (1)
Digital	$9,942	$13,240	(25)%	$26,443	$35,249	(25)%

Operating Expenses (1)
Television	21,158	20,462	3%	62,690	62,573	0%
Radio	14,141	14,676	(4)%	42,348	45,393	(7)%
Digital	7,965	8,954	(11)%	24,170	24,243	(0)%
Total	$43,264	$44,092	(2)%	$129,208	$132,209	(2)%

Corporate Expenses (1)	$6,785	$6,913	(2)%	$20,180	$19,154	5%

Consolidated adjusted EBITDA (1)	$9,142	$11,299	(19)%	$29,778	$33,102	(10)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2019 third quarter results on November 7, 2019 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$48,705	$46,733
Marketable securities	107,486	132,424
Restricted cash	734	732
Trade receivables, net of allowance for doubtful accounts	68,809	79,308
Assets held for sale	950	1,179
Prepaid expenses and other current assets	13,621	10,672
Total current assets	240,305	271,048
Property and equipment, net	79,392	64,939
Intangible assets subject to amortization, net	18,019	22,598
Intangible assets not subject to amortization	251,098	254,598
Goodwill	46,511	74,292
Operating leases right of use asset	45,058	-
Other assets	7,459	2,934
Total assets	$687,842	$690,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	46,766	51,034
Operating lease liabilities	8,843	-
Total current liabilities	58,609	54,034
Long-term debt, less current maturities, net of unamortized debt issuance costs	238,400	240,541
Long-term operating lease liabilities	42,672	-
Other long-term liabilities	7,531	16,418
Deferred income taxes	54,654	46,684
Total liabilities	401,866	357,677

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	841,567	862,299
Accumulated deficit	(555,236)	(528,164)
Accumulated other comprehensive income (loss)	(364)	(1,412)
Total stockholders' equity	285,976	332,732
Total liabilities and stockholders' equity	$687,842	$690,409

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018

Net revenue	$68,816	$74,575	$202,737	$215,742

Expenses:
Cost of revenue - digital media	9,942	13,240	26,443	35,249
Direct operating expenses	30,807	31,694	89,392	93,844
Selling, general and administrative expenses	12,457	12,398	39,816	38,365
Corporate expenses	6,785	6,913	20,180	19,154
Depreciation and amortization	4,190	4,094	12,412	12,052
Change in fair value contingent consideration	-	(114)	(2,376)	1,073
Impairment charge	9,075	-	31,443	-
Foreign currency (gain) loss	927	335	977	531
Other operating (gain) loss	(1,572)	(327)	(5,165)	(622)
	72,611	68,233	213,122	199,646
Operating income (loss)	(3,795)	6,342	(10,385)	16,096
Interest expense	(3,537)	(3,995)	(10,581)	(11,394)
Interest income	825	933	2,601	2,885
Dividend income	241	457	747	1,002
Income (loss) before income taxes	(6,266)	3,737	(17,618)	8,589
Income tax benefit (expense)	(5,920)	(1,443)	(9,265)	(3,164)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	(12,186)	2,294	(26,883)	5,425
Equity in net income (loss) of nonconsolidated affiliate, net of tax	(31)	(79)	(189)	(177)
Net income (loss)	$(12,217)	$2,215	$(27,072)	$5,248

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$(0.14)	$0.02	$(0.32)	$0.06

Cash dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Weighted average common shares outstanding, basic	84,765,694	88,852,342	85,404,250	89,371,750
Weighted average common shares outstanding, diluted	84,765,694	90,122,425	85,404,250	90,574,663

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018

Cash flows from operating activities:
Net income (loss)	$(12,217)	$2,215	$(27,072)	$5,248
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,190	4,094	12,412	12,052
Impairment charge	9,075	-	31,443	-
Deferred income taxes	5,469	913	6,941	1,942
Non-cash interest	226	290	715	828
Amortization of syndication contracts	125	174	374	526
Payments on syndication contracts	(192)	(156)	(419)	(516)
Equity in net (income) loss of nonconsolidated affiliate	31	79	189	177
Non-cash stock-based compensation	819	1,286	2,454	3,711
(Gain) loss on disposal of property and equipment	(3)	-	158	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,084	(592)	10,703	8,578
(Increase) decrease in prepaid expenses and other assets	(3,524)	(663)	(844)	(7,210)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,267)	(2,059)	(13,568)	(2,839)
Net cash provided by operating activities	3,816	5,581	23,486	22,497
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	-	-	-	33
Purchases of property and equipment	(7,200)	(6,567)	(21,182)	(12,277)
Purchases of intangible assets	-	-	-	(3,153)
Purchase of a businesses, net of cash acquired	-	41	-	(3,522)
Purchases of marketable securities	(240)	-	(1,400)	(159,403)
Proceeds from marketable securities	6,200	-	27,881	25,000
Purchases of investments	-	(935)	(300)	(970)
Deposits on acquisition	(147)	-	(147)	-
Net cash provided by (used in) investing activities	(1,387)	(7,461)	4,852	(154,292)
Cash flows from financing activities:
Proceeds from stock option exercises	-	(29)	-	77
Tax payments related to shares withheld for share-based compensation plans	(22)	-	(773)	(2,239)
Payments on long-term debt	(750)	(750)	(2,250)	(2,250)
Dividends paid	(4,227)	(4,443)	(12,767)	(13,403)
Repurchase of Class A common stock	(1,349)	-	(10,357)	(7,660)
Payment of contingent consideration	-	-	-	(2,015)
Payments of capitalized debt costs	-	-	(225)	-
Net cash used in financing activities	(6,348)	(5,222)	(26,372)	(27,490)
Effect of exchange rates on cash, cash equivalents and restricted cash	(5)	(1)	8	(11)
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,924)	(7,103)	1,974	(159,296)
Cash, cash equivalents and restricted cash:
Beginning	53,363	109,661	47,465	261,854
Ending	$49,439	$102,558	$49,439	$102,558

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018

Consolidated adjusted EBITDA (1)	$9,142	$11,299	$29,778	$33,102

Interest expense	(3,537)	(3,995)	(10,581)	(11,394)
Interest income	825	933	2,601	2,885
Dividend income	241	457	747	1,002
Income tax expense	(5,920)	(1,443)	(9,265)	(3,164)
Equity in net loss of nonconsolidated affiliates	(31)	(79)	(189)	(177)
Amortization of syndication contracts	(125)	(174)	(374)	(526)
Payments on syndication contracts	192	156	419	516
Non-cash stock-based compensation included in direct operating expenses	(74)	(156)	(324)	(448)
Non-cash stock-based compensation included in corporate expenses	(745)	(1,130)	(2,130)	(3,263)
Depreciation and amortization	(4,190)	(4,094)	(12,412)	(12,052)
Change in fair value contingent consideration	-	114	2,376	(1,073)
Impairment charge	(9,075)	-	(31,443)
Non-recurring cash severance charge	(492)	-	(1,440)	(782)
Other operating gain (loss)	1,572	327	5,165	622
Net income (loss)	(12,217)	2,215	(27,072)	5,248

Depreciation and amortization	4,190	4,094	12,412	12,052
Impairment charge	9,075	-	31,443	-
Deferred income taxes	5,469	913	6,941	1,942
Non-cash interest	226	290	715	828
Amortization of syndication contracts	125	174	374	526
Payments on syndication contracts	(192)	(156)	(419)	(516)
Equity in net (income) loss of nonconsolidated affiliate	31	79	189	177
Non-cash stock-based compensation	819	1,286	2,454	3,711
(Gain) loss on disposal of property and equipment	(3)	-	158	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,084	(592)	10,703	8,578
(Increase) decrease in prepaid expenses and other assets	(3,524)	(663)	(844)	(7,210)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,267)	(2,059)	(13,568)	(2,839)
Cash flows from operating activities	3,816	5,581	23,486	22,497

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Consolidated adjusted EBITDA (1)	$9,142	$11,299	$29,778	$33,102
Net interest expense (1)	(2,486)	(2,772)	(7,265)	(7,681)
Dividend income	241	457	747	1,002
Cash paid for income taxes	(451)	(530)	(2,324)	(1,222)
Capital expenditures (2)	(7,200)	(6,567)	(21,182)	(12,277)
Non-recurring cash severance charge	(492)	-	(1,440)	(782)
FCC Reimbursement	1,572	327	5,165	622
Free cash flow (1)	326	2,214	3,479	12,764

Capital expenditures (2)	7,200	6,567	21,182	12,277
Change in fair value of contingent consideration	-	114	2,376	(1,073)
(Gain) loss on disposal of property and equipment	(3)	-	158	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	1,084	(592)	10,703	8,578
(Increase) decrease in prepaid expenses and other assets	(3,524)	(663)	(844)	(7,210)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,267)	(2,059)	(13,568)	(2,839)
Cash Flows From Operating Activities	$3,816	$5,581	$23,486	$22,497

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.